Exhibit 99.1

           Press Release dated May 17, 1999 by Life USA Holding, Inc.


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                               [LOGO] LIFE USA(R)



Life USA Holding, Inc.
Box 59060
Minneapolis, Minnesota 55459-0060
612-546-7386

Date:        May 17, 1999
Contact:     Robert W. MacDonald
             Life USA Holding, Inc.
             (612) 591-5201

FOR IMMEDIATE RELEASE

   Life USA HOLDING, INC. TO BE ACQUIRED BY ALLIANZ LIFE INSURANCE COMPANY OF
    NORTH AMERICA IN A TRANSACTION VALUED AT $540 MILLION. MacDONALD TO LEAD
                                 BOTH COMPANIES.

         MINNEAPOLIS, May 17--Life USA Holding, Inc. (Life USA) today announced that it has signed an agreement to be acquired by Allianz Life Insurance Company of North America (Allianz Life) in a deal valued at $540 million. As a result of the agreement, Life USA shareholders (other than Allianz Life) will receive $20.75 per share in cash.

         Upon completion of the transaction, Allianz Life and Life USA will continue to operate as individual companies. Robert W. MacDonald, Chairman and CEO of Life USA, will also become CEO of Allianz Life. The management of the two companies will be unified under the direction of Mr. MacDonald.

         The Board of Directors of Life USA approved the agreement on May 16th, conditioned on receipt of an investment banker "fairness opinion." Allianz Life signed the agreement conditioned on the approval of the Allianz AG Board of Directors. Closing is currently expected

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in September of this year, pending Life USA shareholder and regulatory approval and customary closing conditions.

         In commenting on the agreement, Robert W. MacDonald said, "The proposed transaction is the natural culmination of a long-term relationship between Allianz Life and Life USA. By combining the complementary strengths of the two companies, we will have the financial resources, distribution systems, product design capability and management needed to become a leader in the U.S. insurance industry. The companies will be able to offer individuals, companies and groups a full spectrum of traditional and variable life, fixed and variable annuities, reinsurance, securities, long-term care and health products."

         Allianz Life is a leading provider of life, health, and annuity products through independent distribution networks and financial institutions in the U.S. and Canada. Allianz Life is wholly-owned by Allianz of America, Inc., the holding company for the North American companies of Allianz AG, an international insurance group headquartered in Munich, Germany. The Allianz Group is ranked as one of the five largest insurance groups in the world.

         Life USA Holding, Inc. is a national financial services holding and marketing company based in Minneapolis. Its primary subsidiary, LifeUSA Insurance Company, is represented by over 160 marketing organizations nationwide. Life USA Holding, Inc. common stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol LUSA.

                                       ###

         STATEMENTS OTHER THAN HISTORICAL INFORMATION CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS AND, THEREFORE, SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE IDENTIFIED BELOW, WHICH COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM STATEMENTS. IN ADDITION TO STATEMENTS WHICH ARE FORWARD-LOOKING

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BY REASON OF CONTEXT, THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND,"
"DESIGNED," "GOAL," "OBJECTIVE," "OPTIMISTIC," "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS, THEREBY RESULTING IN A MATERIAL ADVERSE IMPACT ON THE BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION OF THE COMPANY, INCLUDE BUT ARE NOT LIMITED TO (i) THE COMPANY'S ABILITY TO DEVELOP OR RECEIVE REGULATORY APPROVAL OF NEW PRODUCTS INTENDED TO BE MARKETED AS UNIQUELY SUITED TO MEET IDENTIFIED NEEDS FOR LIFE INSURANCE, RETIREMENT INCOME PLANNING AND LONG-TERM CARE; (ii) REGULATORY CONSTRAINTS ON EXISTING OR FUTURE PRODUCTS RENDERING THE PRODUCTS UNMARKETABLE OR UNPROFITABLE;
(iii) THE COMPANY'S ABILITY TO FAVORABLY DIFFERENTIATE ITS PRODUCTS AND SERVICE LEVELS FROM THOSE OF COMPETITORS, INCLUDING OTHER INSURANCE AND FINANCIAL SERVICES COMPANIES AND VARIOUS INVESTMENT VEHICLES READILY AVAILABLE TO CONSUMERS; (iv) LOSS OF KEY PERSONNEL; (v) THE COMPANY'S ABILITY TO MANAGE ASSETS AND PRODUCE RETURNS PROVIDING SUFFICIENT SPREAD ON INVESTED ASSETS BACKING POLICYHOLDER LIABILITIES; (vi) THE STRENGTH OF THE EQUITY MARKETS AND THE INTEREST RATE ENVIRONMENT; (vii) FIELD MARKETING ORGANIZATION INVESTMENT IN THE EDUCATION AND SUPPORT OF AGENTS SELLING THE COMPANY'S PRODUCTS; (viii) THE ABILITY OF OWNED AND MINORITY-OWNED MARKETING ORGANIZATIONS TO INCREASE PRODUCTION AND PROFITABILITY; (ix) INCREASE IN THE SIZE AND IMPROVEMENT IN THE PRODUCTIVITY OF THE COMPANY'S DISTRIBUTION SYSTEM; (x) CONTINUATION OF MUTUALLY BENEFICIAL RELATIONSHIPS WITH ALLIANZ LIFE AND THE REINSURERS; (xi) CONTINUED ACCESS TO CAPITAL AT FAVORABLE RATES; (xii) WILLINGNESS OF THE PRIVATE MARKET TO IDENTIFY AND ALLOCATE SIGNIFICANT RESOURCES TO LONG-TERM CARE COVERAGE; (xiii) THE COMPANY'S ABILITY TO ATTRACT AND RETAIN COMMITTED, COMPETENT AND CREATIVE HOME OFFICE OWNERS AND MANAGEMENT; (xiv) THE COMPANY'S ABILITY TO ENSURE THE CONTINUOUS AVAILABILITY OF TECHNOLOGY AT LEVELS NECESSARY TO EFFICIENTLY PROCESS AND MAINTAIN THE BUSINESS PRODUCED FOR THE ENTIRE ENTERPRISE AND MANAGE THE ASSETS OF THE ENTERPRISE; (xv) LITIGATION, WITH OR WITHOUT MERIT, CLAIMING SIGNIFICANT RESOURCES OF THE ENTERPRISE; AND (xvi) THE ABILITY OF THE COMPANY TO ADEQUATELY REMEDIATE ALL OPERATIONAL SYSTEMS AND NON-COMPUTER DEVICES AND INTERNAL COMPUTER SOFTWARE TO AVOID YEAR 2000 PROBLEMS WITHOUT SIGNIFICANT ADDITIONAL EXPENSE, AND THE RELIABILITY OF ASSURANCES OBTAINED FROM AND ONGOING DATA EXCHANGE TESTING WITH KEY VENDORS AND BUSINESS PARTNERS TO ADDRESS YEAR 2000 PROBLEMS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE, AND THE COMPANY DOES NOT UNDERTAKE AN OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

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                         SELECTED FINANCIAL INFORMATION




DATA AS OF 12/31/98             ALLIANZ LIFE          LIFE USA          COMBINED
-------------------             ------------          --------          --------

Number of employees                      596               455             1,051

Total assets                   $17.8 billion      $5.5 billion     $23.3 billion

Gross premium written           $2.2 billion      $1.1 billion      $3.3 billion

1998 GAAP Pre-Tax Income      $151.4 million     $35.2 million    $186.6 million

1998 GAAP After-Tax Income    $100.1 million     $21.9 million      $122 million